UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 2, 2007

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Wal-Mart Stores, Inc. (the “Company”) periodically communicates with its shareholders and other members of the investment community (collectively referred to as the “Investment Community”) about our operations (the “Periodic Communications”). We do so through press releases, telecommunications and web casts. Our policy regarding Periodic Communications is described in a Current Report on Form 8-K that we filed with the Securities and Exchange Commission on August 16, 2005 (the “August 2005 8-K”).

Effective February 5, 2007, we will modify our policy regarding Periodic Communications with respect to the Company’s sales and, thereafter, will no longer provide an estimate of the Company’s sales for each retail sales period on the Saturday next following the end of that retail sales period. Otherwise, our policy regarding Periodic Communications as described in the August 2005 8-K (including our policy regarding disclosure of our sales for each retail sales period and our fiscal year to date by means of a press release issued on the Thursday following each retail sales period in accordance with the reporting schedule listed in the investor relations section of our website at www.walmartstores.com) will remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2007

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
	Name:	Charles M. Holley, Jr.
	Title:	Executive Vice President, Finance and Treasurer

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